Exhibit 10.1

RESIGNATION AND RELEASE

THIS RESIGNATION AND RELEASE (hereinafter referred to as “Agreement”) is made and entered into as of the 4th day of May, 2015 (the “Execution Date”), by and between R. Patrick Highsmith (hereinafter referred to as “Employee”) and New Jersey Mining Company, and related corporations and entities, its successors, assigns, Board Members, managers, employees and agents, past and present (hereinafter collectively referred to as “Company”) (the Employee and the Company are hereinafter collectively referred to as the “Parties”, or when referred to in the singular, “Party”).

WHEREAS, Employee has been an employee of the Company in the position of Chief Executive Officer since December 1, 2014;

WHEREAS, Employee also serves as an officer, employee and director for Company;

WHEREAS, Employee has advised Company that he desires to reach a mutual agreement regarding his resignation from his position as Chief Executive Officer of Company as well as all other positions he holds as an officer, employee and director of Company;

WHEREAS, Employee has agreed to tender and Company has agreed to accept Employee’s resignation request and the relinquishment of all his positions at Company;

WHEREAS, Company and Employee desire to address and resolve any and all dealings, rights and claims between them, including by way of example and not limitation, any such matters arising out of Employee’s employment with Company, and his resignation therefrom.

NOW, THEREFORE, for and in consideration of the foregoing recitals and mutual promises, representations, and warranties herein contained and intending to be bound thereby, Employee and Company do hereby promise and agree as follows:

1.

Resignation as CEO and Leave of Employment.

a.

Resignation as CEO. Employee hereby resigns his position of Chief Executive Officer of Company and Company hereby accepts Employee’s resignation from such position effective 5 p.m. Pacific Standard Time on May 1, 2015 (the “Effective Time”).

b.

Resignation of Other Positions. Employee hereby resigns all other officer, member, director and/or agent positions that he holds with Company, except that the Employee shall remain as an employee on unpaid leave with no other incidents of employment other than Availability pursuant to Paragraph 1(d), Severance Compensation pursuant to Paragraph 2(a) and (d), and Medical Benefits pursuant to 2(b) below.

c.

Employment Status. Employee agrees that he shall be on unpaid leave (subject to the Availability defined in Paragraph 1(d) below and the Severance

Compensation defined in Paragraph 2 below) from the Effective Time until July 1, 2015, and no longer have an employment relationship with the Company as of 5 p.m. Pacific Standard Time on July 1, 2015.

d.

Availability. Employee agrees, that from the Effective Time through May 31, 2015, Employee will cooperate and make himself reasonably available to Company, Company’s affiliates and their respective attorneys to discuss, consult and assist on matters in which the Employee was involved prior to the Effective Time, and other matters and opportunities that present themselves arising from activity initiated prior to the Effective Time. Employee agrees to cooperate with the Company and to execute all such necessary and appropriate documents to orderly transfer Employee’s responsibilities. Employee will cooperate with any request for information about ongoing projects or other work related questions and will continue to conduct himself in a professional and collegial manner until the termination of the employment relationship on July 1, 2015.  Employee will tender all material data to Company acquired in the course of his employment. Employee acknowledges and agrees that during this period of availability Employee will not earn wages as an employee of the Company and will be on unpaid leave as of the Effective Time.

2.

SEVERANCE COMPENSATION. For and in consideration of this Agreement and the full Release of Company, as set forth herein, the parties agree to the following severance compensation:

a.

Base Salary. Company will provide Employee with his base salary through the Effective Time (payable on the usual payroll date of May 5, 2015), and the Company will pay the remainder base salary of the month of May through May 31st, 2015, less all applicable taxes and withholdings.  Payment of the same is subject to the terms and conditions outlined in Subsection 2(d) below titled “No Other Compensation.”

b.

Medical Benefits. From and after the Effective Time through June 30, 2015, Employee will continue to receive health benefits coverage for himself and his dependents, under the same plans under which they were covered immediately before the Effective Time, provided that Company shall pay for Employee’s premiums for the months of May and June of 2015, and Employee shall pay for his own premiums thereafter, if available. Furthermore, Company will contribute 50% of the premiums to cover the Employee’s dependents for the months of May and June of 2015 and Employee shall pay for 100% of Employee’s dependents’ premiums thereafter, if available. The foregoing health benefits are subject to the changes and modifications the Company may make to such plans. Although the Company has no plans to make major modifications to its health insurance program, nothing herein shall be interpreted as to prohibit the Company from making any changes or modification to the Company’s health insurance programs.

c.

Stock Options. Company acknowledges that Employee was

granted a stock option on December 1, 2014, to purchase 500,000 shares of New Jersey Commons Stock (“NJMC”), which option has vested. Employee shall be eligible to exercise said Stock Option to purchase 500,000 vested shares (less any vested shares that Employee may have previously exercised) until December 1, 2016, and in accordance with the terms granted by Company. Stock Option contract shall be provided to the Employee within 30 days of the Effective Time.  Employee acknowledges and agrees that aside from the foregoing Stock Options, there are no other options available to Employee.

d.

No Other Compensation and Method of Payment. No other fringe benefits will accrue or will be paid to Employee except as set forth in this Agreement. The one (1) month base pay salary continuance is subject to normal payroll deductions and is subject to Company’s normal payroll practices; provided that, however, the one (1) month base salary continuance may be paid by Company over a period of four (4) pay periods, but in no event later than July 5, 2015.

e.

Reimbursements. Employee shall be reimbursed for reasonable expenses incurred in the course of employment, which were previously submitted for reimbursement.

f.

Full and Final Payment. The payments and consideration set forth above shall be in lieu of and discharge any obligations of Company to Employee for compensation, any other expectation, remuneration, or benefit.

3.  Full Release.  In consideration of the payments set forth above, and to the extent consistent with law, the Employee, on behalf of himself, his spouse, heirs, estate, executors, administrators, successors, and assigns, and the Company, DO FULLY RELEASE AND DISCHARGE and agree not to sue the other Party, and hereby release any and all claims, causes of action, judgments, obligations, damages, or liabilities of whatsoever kind and character, including, but not limited to, all claims arising out of or relating to Employee’s employment with Company, or to any acts or events involving Employee and Company as of the signing of this Agreement, WHETHER CURRENTLY KNOWN OR SUSPECTED, OR UNKNOWN OR UNSUSPECTED.  The Parties represent and warrant that they have not assigned any such claims or authorized any other person or entity to assert any such claims on the respective Party’s behalf.  While the Parties are not waiving any rights or claims which may arise after the execution of this Agreement, the Parties do agree that under this Agreement the Parties waive any and all claims for damages incurred at any time after the date of this Agreement because of alleged continuing effects of any alleged acts or omissions involving the Parties which may have occurred prior to the execution of this Agreement, and any right to sue the other Party for monetary or injunctive relief against the alleged continuing effects of any alleged past acts or omissions occurring before the execution of this Agreement. Parties agree and acknowledge that the payments and other consideration made pursuant to this Agreement constitute valid consideration for their release of any and all claims, and that the payments made and other negotiated consideration given exceed any payments, benefits or unfulfilled obligations to which Parties may otherwise be entitled to receive from the other Party.

EMPLOYEE UNDERSTANDS AND EXPRESSLY AGREES THAT THIS AGREEMENT EXTENDS TO ANY AND ALL FEDERAL AND STATE LAW CLAIMS OF EVERY NATURE AND KIND WHATSOEVER, KNOWN OR UNKNOWN, SUSPECTED OR UNSUSPECTED, PRESENT OR PAST, IF ANY, INCLUDING, BUT NOT  LIMITED  TO,  ALL  CLAIMS  INVOLVING  RETALIATION,  WRONGFUL DISCHARGE,  DISABILITY  DISCRIMINATION, OR  A  CLAIM  OF  AGE DISCRIMINATION BROUGHT UNDER THE FEDERAL AGE DISCRIMINATION IN EMPLOYMENT ACT, AS AMENDED, OR ANY CLAIMS IN TORT OR CONTRACT OR IMPLIED CONTRACT RELATED TO EMPLOYEE'S EMPLOYMENT OR TO ANY ALLEGED ACTS OR OMISSIONS OF COMPANY INVOLVING EMPLOYEE.

THE COMPANY UNDERSTANDS AND EXPRESSLY AGREES THAT THIS AGREEMENT EXTENDS TO ANY AND ALL FEDERAL AND STATE LAW CLAIMS OF EVERY NATURE AND KIND WHATSOEVER, KNOWN OR UNKNOWN, SUSPECTED OR UNSUSPECTED, PRESENT OR PAST, IF ANY, INCLUDING, BUT NOT LIMITED TO, ALL CLAIMS INVOLVING BREACH OF CONTRACT, AND BREACH OF FIDUCIARY DUTY TO THE COMPANY.

This release does not limit either Party’s right, where applicable, to file an administrative charge or participate in an investigative proceeding of any federal, state or local governmental agency, but does operate as a waiver of any personal recovery if related to the claims released herein.

4.  Company advises Employee to consult with an attorney concerning the contents and effects of signing this document.  In accordance with the Age Discrimination  in Employment Act, 29 U.S.C. § 621 et seq., Employee shall have twenty-one (21) calendar days from the receipt of this document within which to consider whether to sign this Agreement and accept Company’s offer contained in the above paragraphs  in exchange  for signing this Agreement.

5.  Employee shall have seven (7) days following his signing of this Agreement within which to revoke this Agreement.  This Agreement shall not become effective or enforceable until the seven (7) day period following Employee’s signing this Agreement has expired.  In order to revoke this Agreement, Employee must provide written notice to Company prior to midnight on the seventh day after Employee’s signature to validly rescind his acceptance of this Agreement.  Such notice should be sent via first class mail and e-mail to:

NEW JERSEY MINING COMPANY

Attn: Delbert Steiner

201 N. Third Street

Coeur d'Alene, ID 83814 (208) 503-0153

dsteiner@newjerseymining.com

6.  Confidentiality. Company and Employee promises and agrees as follows:

a.  Employee shall immediately return to Company all original and copies of files,

memoranda, records, customer lists (past, current or anticipated), data, know-how, formulae, processes, compositions, designs, sketches, plans, ideas (past and current), research and development (past, current and planned), current and planned manufacturing or distribution methods and processes, customer requirements, price lists, market studies, business plans, computer software and programs (including object code and source code), computer software and database technologies, systems, structures, and architectures (and related formulae, compositions, processes, improvements, devices, know-how, inventions, discoveries, concepts, ideas, designs, methods and information), and any other information, however documented, that concerns the business and affairs of the Company (collectively “Company Property”). Employee shall not retain any copies of the Company Property. Electronically stored information (“ESI”) on the Employee’s personal computers that could be described as Company Property shall be deleted and not used by the Employee.

b. Employee shall keep confidential and not disclose to anyone any information concerning Company business (including but not limited to any non-public information relating to the Company’s officers, directors or employees), customers, suppliers, marketing methods, trade secrets, planning, mining, exploration, land, mineral rights, water rights, permits, financial data or projections, geologic data, and any and all analyses, reports, studies, costs, mining methods, strategies, results, processes, formulas, patterns, devices and any data and information whatsoever similar to that which is specifically listed and any other Company Property identified above that is not of a public nature, regardless of how such information came to Employee’s knowledge, custody or control. Notwithstanding the foregoing Employee shall not be required to keep confidential (a) information known to Employee prior to the commencement of his employment with the Company (or its affiliates) or (b) information that is or becomes generally publicly known through authorized disclosure.

c.   Employee acknowledges that Company and its affiliates engage in mining operations and related activities, and are subject to regulation and licensing, and therefore desire to maintain their reputation and receive positive publicity. Employee therefore agrees to act in a manner that is not adverse, detrimental or contrary to the best interests of Company and its affiliates, and specifically Employee will not knowingly directly or indirectly make or publish any oral, written or recorded statement or comment that is negative, disparaging, defamatory or critical of Company, its affiliates, or their respective officers, directors or employees.

d. Consistent with the amicable termination of Employee’s employment with Company as set forth in this Agreement, neither Company nor any of its affiliates shall, nor shall they suffer anyone else to, make or publish, directly or indirectly, any oral, written or recorded statement or comment that is negative, disparaging, defamatory or critical of Employee or Employee’s professional performance during Employee’s employ with the Company. Employee’s personnel file shall reflect the resignation of Employee as accepted herein by the Company.

7.  This Agreement shall not in any way be construed as an admission by Company that it has acted in any manner wrongfully with respect to Employee, or that Employee has any rights, other than those specifically provided for in this Agreement, against Company. Company denies any wrongdoing or liability concerning Employee.

8.  Employee represents and acknowledges that in executing this Agreement he does not rely upon and has not relied upon any representations made by Company’s agents, representatives, or attorneys with regard to the subject matter, basis or effect of this Agreement or otherwise.

9.  This Agreement sets forth the entire agreement between the parties hereto, and fully supersedes any and all prior arrangements, understandings, or agreements between the parties hereto, pertaining to the subject matter hereof.

10.  The provisions of this Agreement are severable.  If any part of the Agreement is found to be unenforceable, the other parts shall remain fully valid and enforceable. This Agreement may be executed in counterparts.

11.  This Agreement is governed by the laws of the State of Idaho.  Venue of any dispute over the terms of this Agreement shall be in Kootenai County, Idaho.

12.  Employee warrants that he has had the opportunity to review the contents of this Agreement with his attorney, has carefully read the Agreement himself, knows the contents thereof, and signs this Agreement on his own free will.

IN WITNESS WHEREOF AND INTENDING TO BE LEGALLY BOUND THEREBY, this Agreement has been executed on the 4th day of May, 2015.

EMPLOYEE

/s/ R. Patrick Highsmith

R. PATRICK HIGHSMITH

NEW JERSEY MINING COMPANY

By: Delbert Steiner

 Title: CEO